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                                                                    Exhibit 10.2

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT ("Agreement") is made by and between Jon D. Darmstadter, 736 Sycamore Lane, Glencoe, Illinois 60022 ("Licensor") and Children's Beverage Group, Inc., a Delaware corporation, having a business address at 330 Melvin Drive, Suite No. 1, Northbrook, Illinois 60062 ("Licensee") (also identified individually "Party" or collectively as "Parties" hereinbelow).

     Licensor is the inventor of a "Self-Contained Fluid Dispensing System" ("Invention"). Pursuant to a confidential relationship between Licensor and Licensee, Licensor has disclosed to and permitted Licensee to use certain confidential and proprietary information involving and including Trade Secrets with respect to the Invention ("Confidential Information"). Licensor is the owner of U.S. Patent No. 5,941,642 issued on August 24, 1999 and pending application number 09/378,194 for the Invention (the "Patent"). Licensee desires to confirm rights previously granted to it with respect to the Confidential Information and obtain exclusive rights to the Patent for commercialization purposes.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the Parties agree as follows.


                                   SECTION 1
                            ADDITIONAL DEFINITIONS

     The following capitalized terms used in this Agreement shall mean:

     A. "Affiliate" means, as to any person or entity, any other person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity. Control shall mean the right to control, or actual control of, management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

     B.  " Field" means all commercial uses.

     C. "Licensed Products" means any product covered by the scope of any Valid Claim contained in the Patent or a product made by a process, method or technique covered by the scope of any Valid Claim in the Patent or methods of using any product covered by the scope of any Valid Claim contained in the Patent or was produced based upon Confidential Information disclosed by Licensor to Licensee.

     D. "Sublicensee" means any person, company or other entity granted a sublicense by Licensee under Paragraph 2. B. below, including Affiliates of the Sublicensee.

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     E.  "Sublicense" means the license agreement entered into by Licensee with a Sublicensee under Paragraph 2. B. below.

     F.  "Territory" means worldwide.

     G. "Valid Claim" means an issued claim of the Patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise; and which has not been lost through an interference proceeding.


                                   SECTION 2
                   GRANT OF LICENSE AND RESERVATION OF RIGHTS

     A. Grant Licensor hereby grants to Licensee and its Affiliates an exclusive license to make, have made, use, import, offer to sell and sell Licensed Products Within the Field and within the Territory.

     B. Sublicense. Licensee shall have the exclusive right to grant sublicenses to third parties to the rights granted Licensee under Paragraph 2. A on terms consistent with the terms of this Agreement. Prior to entering into any Sublicense, Licensee shall obtain the written approval of Licensor to the terms of the Sublicense, which approval shall not be unreasonably withheld. All Sublicenses shall provide that the Sublicensee may not grant further Sublicenses to third parties, except for Affiliates of the Sublicensee. Each Sublicense shall state that if this Agreement terminates for any reason, except expiration pursuant to Paragraph 8. A., the Sublicense shall automatically terminate effective the same date without the necessity of any notice from Licensor to the Sublicensee. In each case, Licensor agrees to negotiate in good faith for a period of ninety (90) days following the termination of this Agreement with each Sublicensee for a license directly from Licensor granting die Sublicensee substantially the same rights as those contained in the Sublicense with Licensee. If no agreement is reached within the ninety (90) days, Licensor shall have no further obligation to the Sublicensee.

     C. Reservation of Rights. Licensor reserves for himself the worldwide right to practice the inventions claimed in the Licensed Patent and disclosed as Confidential Information to Licensee for any additional invention development and research purposes he may choose in his own discretion and without any payment therefore.


                                   SECTION 3
                   ROYALTIES AND PATENT MAINTENANCE PAYMENTS


                           Darmstadter/CBG Agreement
                                    Page 2
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     A.  License Payment.  For the license granted in Paragraph 2. of this
Agreement, and within ninety (90) days of the Effective Date, Licensee shall transfer to Licensor an amount of common stock equal to the value of the License granted hereunder in lieu of cash or other compensation as determined by an independent valuation specialist chosen by agreement between Licensor and Licensee. The License value shall be reevaluated periodically but no less contemporaneous with the payment of the patent maintenance fees and, if the value of the License has increased, additional common stock shall be transferred to Licensor. If at any time the value of the License has decreased, Licensor has no obligation to return stock transferred to him or reimburse other amounts paid or transferred to him by Licensee.

     B. Records. Licensee shall, and shall cause its Sublicensees and Affiliates of either, to keep full and accurate books and records in sufficient detail so that the compensation due Licensor hereunder can be properly calculated. Such books and records shall be maintained for at least five (5) years after the Term of this License. During the Term hereof and for three (3) calendar year thereafter, Licensee shall permit, and shall cause its Sublicensees and Affiliates of either to permit, accountants designated by Licensor, to whom Licensee has no reasonable objection, to examine its books and records for the purpose of verifying the accuracy of amounts paid or payable to Licensor. Licensor may conduct such examination no more than once in any calendar year. After completion of any such examination, Licensor shall promptly notify Licensee in writing of any proposed additional transfers to be made to Licensor by Licensee in order to cover a shortfall. Licensee shall promptly transfer the stated amounts within thirty (30) days of the written notice. Such examination shall be made at the expense of Licensor, except that if such examination discloses a discrepancy of five percent (5%) or more in the amount of transfers due to Licensor, then Licensee shall reimburse Licensor for the cost of such examination.

          C. Maintenance of Patent. Licensor shall be solely responsible for the maintenance of the Patent. Licensee agrees to reimburse Licensor for all fees and costs associated therewith within thirty (30) days of written notice from Licensor identifying such fees and costs.


                                   SECTION 4
                                 DUE DILIGENCE

     If Licensee, prior to the second anniversary of the date of this Agreement, either fails to (1) begin commercial sale of a Licensed Product or (2) provides information to Licensor that Licensor in his sole discretion provides a full, complete, and reasonable explanation for the lack of such commercial sales, Licensor may terminate this Agreement at any time thereafter on written notice to Licensee. Such termination shall be effective on the date of receipt by Licensee.


                           Darmstadter/CBG Agreement

                                   SECTION 5
                   NO WARRANTIES; INDEMNIFICATION; INSURANCE

     A. Disclaimer of Warranties. Licensor makes no representations or warranties of any kind, express or implied, with respect to the invention(s) claimed in the Patent or with respect to the Patent itself, including but not limited to, any representations or warranties about (i) the validity, scope or enforceability of Patent; (ii) the accuracy, safety or usefulness for any purpose of any information provided by Licensor to Licensee, its Sublicensees or Affiliates of either, with respect to the invention(s) claimed in the Patent or with respect to the Patent itself and any products developed from or covered by it; (iii) whether the practice of any claim contained in any of the Patent will or might infringe a patent or other intellectual property right owned or licensed by a third party; (iv) the patentability of any invention claimed in the Patent or (v) the accuracy, safety, or usefulness for any purpose of any product or process Made or carried out in accordance with or through the use of the Patent.

     B. Indemnification. Licensee agrees, and agrees to cause its Sublicensees and Affiliates of either, to indemnify, defend and hold harmless Licensor, his Affiliates and all trustees, directors, officers, employees, fellows and agents of any of the foregoing (including Licensor and its Affiliates, each an "Indemnified Person") from and against any and all claims, demands, loss, damage, penalty, cost or expense (including attorneys' and witnesses' fees and costs) of any kind or nature, arising from the development, production, use, sale or other disposition of Licensed Products and all activities associated therewith by Licensee, its Sublicensees or Affiliates of either, or any use of information provided by Licensor to Licensee, its Sublicensees or Affiliates of either. Licensee agrees and agrees to cause each of its Sublicensees and Affiliates of either to agree not to sue any Indemnified Person in connection with the development, production, use, sale or other disposition of Licensed Products and all activities associated therewith. Licensor shall be entitled to participate at their option and expense through counsel of their own selection, and may join in any legal actions related to any such claims, demands, losses, damages, costs, expenses and penalties. Licensee, its Sublicensees and Affiliates of either, shall not enter into any settlement affecting any rights or obligations of any Indemnified Person or which includes an express or implied admission of liability, negligence or wrongdoing by any Indemnified Person, without the prior written consent of such Indemnified Person.

     C. Assumption of Risk. The entire risk as to the performance, safety and efficacy of any invention claimed in the Patent or of any Licensed Products is assumed by Licensee, its Sublicensees and Affiliates of either, provided that such assumption of the risk shall not apply to the intentional misconduct or gross negligence by Indemnified Persons. Indemnified Persons shall not, except for their intentional misconduct or gross negligence, be responsible or liable for any injury, loss, or damage of any kind, including


                           Darmstadter/CBG Agreement
                                    Page 4
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but not limited to direct, indirect, special, incidental or consequential damages or lost profits to Licensee, any Sublicensee, Affiliates of either or customers or any of the foregoing, or for any such injury, loss or damage to any other individual or entity, regardless of legal theory based on the development, manufacture, use, sale or other disposition of Licensed Products and all activities associated therewith. The above limitations on liability apply even though the Indemnified Person may have been advised of the possibility of such injury, loss or damage, Licensee shall not, and shall require all Sublicensees and Affiliates of either to not, make any agreements, statements, representations or warranties or accept any liabilities or responsibilities whatsoever with regard to any person or entity which are inconsistent with this Paragraph.

     D. Insurance. Licensee agrees and agrees to cause its Sublicensees and Affiliates of either to list Licensor and its Affiliates, at Licensee's, its Sublicensees' or Affiliates' of either of them, expense, whichever is relevant, as additional named insureds under each liability insurance policy that Licensee, its Sublicensees and Affiliates of either shall have or shall obtain that includes any coverage of claims relating to the inventions in the Licensed Products, the Patent or Licensed Products. At Licensor's request Licensee will supply Licensor from time to time with copies of each such policy, and will notify Licensor in writing at least thirty (30) days prior to any termination of or change in coverage under any such policies.

                                   SECTION 6
                                CONFIDENTIALITY

     A. Confidentiality. All information submitted by the Licensor to Licensee concerning the Invention(s) claimed in the Patent, the Patent and Licensed Products shall be considered as confidential ("Confidential Information") and shall be utilized only pursuant to the licenses granted hereunder. During the Term of this Agreement and for a period of ten (10) years thereafter, Licensee shall not disclose to any third party any Confidential Information received from the Licensor without his specific written consent; provided, however, that, Licensee may disclose Confidential Information belonging to Licensor to potential sublicensees for the purpose of evaluating their interest in entering into a Sublicense but only after entering into a confidentiality and non-use agreement on the same terms as those contained in this Paragraph. The foregoing shall not apply where such information a) was or becomes public through no fault of the receiving party, b) was, at the time of receipt, already in the possession of receiving party as evidenced by its written records, c) was obtained from a third party legally entitled to use and disclose the same, or d) is required by law to be disclosed to a governmental agency.

     B. Publications. Licensee shall provide to Licensor copies of any proposed written publication by Licensee containing any Confidential Information at least ninety (90) days in advance of the proposed publication. Licensor may object to such proposed publication

                           Darmstadter/CBG Agreement
                                    Page 5
or disclosure on the grounds that the publication contains Confidential Information of the Licensor. At the request of the Licensor, Licensee agrees to delete the Confidential Information from the publication.

                                   SECTION 7
                                 INFRINGEMENT

In the event of an infringement of the Patent, the following shall apply:

     A. Notice. Each party shall give the other written notice if one of them becomes aware of any infringement by a third party of the Patent. Upon notice of any such infringement, the parties shall promptly consult with one another with a view toward reaching agreement on a course of action to be pursued.

     B. Licensee's Right to Bring Infringement Action.

     (1) If a third party infringes the Patent, Licensee shall have the right to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. Licensee agrees to notify Licensor of its intention to bring an action or proceeding prior to filing the same and in sufficient time to allow Licensor the opportunity to discuss with Licensee the choice of counsel for such matter. Licensee agrees to hire counsel reasonably acceptable to Licensor. Licensee shall keep Licensor timely informed of material developments in the prosecution or settlement of such action or proceeding. Licensee shall be responsible for all costs and expenses of any action or proceeding against infringers which Licensee initiates. Licensor shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action or proceeding and by executing and making available such documents as Licensee may reasonably request. Licensee agrees to promptly reimburse Licensor for its reasonable third party out-of-pocket fees and expenses incurred in joining an action or proceeding or cooperating with Licensee. Licensor may be represented by counsel in any such legal proceedings, at Licensor's own expense, subject to reimbursement under Paragraph 7.B(2)., acting in an advisory but not controlling capacity.

     (2) The prosecution, settlement, or abandonment of any action or proceeding under Paragraph 7.B.(1) shall be at Licensee's reasonable discretion provided that Licensee shall not have any right to surrender any of Licensor's rights to the Patent or to grant any infringer any rights to the Patent.

     (3) Except as provided herein, all amounts of every kind and nature recovered from an action or proceeding of infringement by Licensee shall belong to Licensee. If the amounts recovered by Licensee exceed Licensee's reasonable third party out-of-pocket fees and expenses, Licensee shall reimburse Licensor for Licensor's reasonable

                           Darmstadter/CBG Agreement
                                    Page 6
out-of-pocket fees and expenses incurred in hiring its own counsel.

     C. Licensor's Right to Bring Infringement Action. If a third party infringes the Patent within the Field which Licensor wishes to prosecute, Licensor shall first notify Licensee in writing and request that Licensee bring an action or proceeding against the infringing third party. If Licensee declines or fails to bring such an action or proceeding within thirty (30) of receipt of the notice, Licensor shall have the right, at its discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. Licensee shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action and by executing and making available such documents as Licensor may reasonably request. If the amounts recovered by Licensor exceed its reasonable third party out-of-pocket fees and expenses, Licensor agrees to pay Licensee for its reasonable out-of-pocket third party expenses incurred by it in cooperating in the action or proceeding. Except as specifically provided in this Paragraph, Licensor shall have the right to retain all amounts recovered of every kind and nature.

                                   SECTION 8
                             TERM AND TERMINATION

     A. Term. Unless terminated earlier, this Agreement shall begin on the Effective Date of this Agreement and expire on the expiration date of the Patent ("Term").

     B. Licensor's Right to Terminate. Licensor shall have the right to terminate this Agreement as follows, in addition to all other available remedies:

     (1). If Licensee fails to make any payment or reimbursement when due, this Agreement shall terminate effective ten (10) days after Licensor's written notice to Licensee to such effect, unless Licensee cures such failure within ten
(10) days of the notice.

     (2). If Licensee fails to observe any other material obligation of this Agreement, this Agreement shall terminate effective thirty (30) days after Licensor's written notice to Licensee describing such failure, unless Licensee cures such failure within the thirty (30) days.

     (3). If Licensee shall have filed by or against it a petition under any bankruptcy or insolvency law and such petition is not dismissed within sixty
(60) days of its filing, or if Licensee makes an assignment of all or substantially all of its assets for the benefit of its creditors Licensor may terminate this Agreement by written notice effective as of the (i) date of filing by Licensee of any such petition, (ii) date of any such assignment to creditors, or (iii) end of the sixty (60) days if a petition is filed against it and not dismissed by such

                           Darmstadter/CBG Agreement
                                    Page 7
time, whichever is applicable.

     (4). If Licensee shall be dissolved, liquidated or otherwise ceases to exist, other than for reasons specified in Paragraph 8. B. (3). above, this Agreement shall automatically terminate as of (i) the date articles of dissolution or a similar document is filed on behalf of Licensee with the appropriate government authority or (ii) the date of establishment of a liquidating trust or other arrangement for the winding up of the affairs of Licensee.

     C. Licensee's Right to Terminate. Licensee may terminate this Agreement at any time by giving Licensor ninety (90) days prior written notice.

     D. Survival. All causes of action accruing to either party under this Agreement shall survive termination for any reason, as well as (1) Licensee's obligation to make the required payments and reimbursements accrued prior to the date of termination and which were not paid or payable before termination.

                                   SECTION 9
                                  ARBITRATION

     If the parties cannot satisfactorily settle any claim, disagreement or controversy arising out of or related to this Agreement or its interpretation, performance, nonperformance, breach or their respective rights and obligations hereunder, such disagreement shall, at the request of either party, be settled by arbitration as follows:

     A. Panel. All such disputes shall be referred to an arbitration panel comprised of three persons, one to be selected by each party hereto and the third selected by the first two. The arbitrators shall be persons involved in and familiar with the licensing and technology transfer field. Each party shall select an arbitrator within twenty (20) days of request for arbitration by either party. The first two arbitrators shall select the third member of the panel within fifteen (15) days after their selection. The arbitration shall be held as soon as is reasonably possible after selection of the arbitration panel. The proceedings shall be held in an informal manner as reasonably determined by the arbitrators. Except for the right of appeal as set forth in subparagraph b. below, the parties shall be bound by a decision of the arbitration panel with respect to the matter in dispute. All proceedings of the arbitration panel shall be held in Chicago, Illinois. The panel's costs and fees shall be borne by the losing party. The arbitrators shall presume that all claims of the Patent are valid and enforceable, and shall not have the power to access validity.

     B. Appeals. There shall be no appeal from an arbitration panel's unanimous decision. In the event of a majority decision by the arbitration panel, a dissatisfied party may appeal the panel's decision to the American Arbitration Association (AAA) for an

                           Darmstadter/CBG Agreement
                                    Page 8
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independent binding decision. All appeals shall be heard in Chicago, Illinois.
The dissatisfied party must make such an appeal within thirty (30) days after receipt of the arbitration panel's decision and if it loses the appeal must bear the parties' expenses and costs for such appeal. The AAA is hereby authorized to make arrangements for such arbitration, to be held under the procedures provided by its arbitration rules. Judgment upon any award rendered by all or a majority of the appeal arbitrators or a unanimous judgment of the initial panel may be entered in any court in any county having jurisdiction, after any and all applicable appeal periods have passed.

                                   SECTION 10
                                 MISCELLANEOUS

     A. Marking. Licensee shall and agrees to cause its Sublicensees and Affiliates of either, to place in a conspicuous location on Licensed Products (or its packaging where marking the Product is physically impossible) sold to third parties, a patent notice in accordance with the laws concerning the marking of patented articles in the country in which such articles are sold.

     B. Entire Agreement, Amendment, Waiver. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior written or oral agreements or understandings (express or implied) between them concerning the same subject matter. This Agreement may not be amended or modified except in a writing signed by duly authorized representatives of each party. No waiver of any default hereunder by either party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

     C. Notice. Any notice required or otherwise made pursuant to this Agreement shall be in writing, sent by registered or certified mail properly addressed, or by facsimile with confirmed answer-back, to the other party at the address set forth above or at such other address as may be designated by written notice to the other party. Notice shall be deemed effective three (3) business days following the date of sending such notice if by mail, on the day following deposit with an overnight courier, if sent by overnight courier, or upon confirmed answer-back if by facsimile.

          D. Assignment. This Agreement shall be binding on the parties hereto and upon their respective successors and assigns. Either party may at any time, upon written notice to the other party, assign or delegate to a successor to all or substantially all of its business any of its rights and obligations hereunder, provided that, any such assignment or delegation shall in no event relieve either party of its primary responsibility for the same. Except as provided in the preceding sentence, Licensee may not assign or delegate any right or obligation hereunder without the prior written consent of Licensor, which consent

                           Darmstadter/CBG Agreement
shall not be unreasonably withheld, and any attempted assignment or delation in violation thereof shall be void. Licensor may assign this Agreement at any time to any third party on written notice to Licensee. In such event, the assignee shall be substituted for Licensor as a party hereto, and Licensor shall no longer be bound hereby.

     E. Governing Law. The interpretation and performance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in that state.

     F. Severability. In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceablility shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, has never been contained herein.

     G. Advertising. Except with the prior written request or consent of the Licensor, Licensee agrees not to use, and shall prohibit its Sublicensees and the Affiliates of either from using, the name of the Licensor in any commercial activity, marketing, advertising or sales brochures.

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                                   Page 10

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives effective as the date last executed below.


Date: September 17, 1999               By: /s/ Jon D. Darmstadter
                                           -------------------------------------
                                               JON D. DARMSTADTER



                                       CHILDREN'S BEVERAGE GROUP, INC.


Date: September __, 1999               By: /s/ Edward R. Ferry
                                           -------------------------------------

                                       Print Name: Edward R. Ferry
                                                   -----------------------------

                                       Its: Secretary
                                            ------------------------------------


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                                    Page 11